SAMUEL H. WONG & CO., LLP
CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors
Dolce Ventures, Inc.

Consent of Independent Registered Public Accounting Firm

We hereby consent to your disclosure of our audit report dated April 30, 2006 on the financial statements of Beijing Zhong Ran Wei Ye Gas Co., Ltd. as of and for the years ended December 31, 2005 and 2004, in the Registration Statement of Dolce Ventures, Inc. on Form SB - 2 dated October 27, 2006.

For the purpose of the aforesaid Registration Statement, we also consent to the reference of our firm as "Experts" under the 'Experts' caption, which, insofar as applicable to our firm means accounting experts.

South San Francisco
October 27, 2006

Samuel H. Wong & Co., LLP
Certified Public Accountants

South San Francisco Head Office
400 Oyster Point Blvd., Suite 122
So. San Francisco, CA 94080, U.S.A.
Tel (415) 732-1288
Fax (415) 397-9028
Mobile (415) 609-6789
Email swongcpa@aol.com

Shanghai Representative Office
1266 Nan Jing West Road
39/F, Plaza 66, Shanghai
P.R.C. 200040
Tel (8621) 6288-0058
Mobile (86) 138-1778-1830
Fax (8621) 6288-0058

Hong Kong Office
Room 703, Nan Dao Commercial Building,
359-361 Queen's Road Central, Hong Kong
Tel (852) 2526-9262, 2802-4878
Fax (852) 2815-4726, 2511-3538
Mobile (852) 6092-6552
Email swongcpa@netvigator.com

Website http://www.swongcpa.com